UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2016

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 2, 2016, Noble Midstream Partners LP (the “Company”) issued a press release announcing results for the fiscal quarter ended September 30, 2016. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report and will be published on the Company's website at www.nblmidstream.com.
The Company’s press release announcing its financial results for its fiscal quarter ended September 30, 2016 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has included in the press release quantitative reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
In accordance with General Instruction B.2. of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director
On October 27, 2016, the sole member of Noble Midstream GP LLC, the general partner (the “General Partner”) of the Company, appointed Martin Salinas, Jr. as a member of the board of directors (the "Board") of the General Partner. Mr. Salinas was also appointed to the Audit Committee of the Board, effective as of such date.
The Board has determined that Mr. Salinas is independent for Board and Audit Committee purposes under the applicable standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission.
As a non-employee director, Mr. Salinas will receive the standard compensation for service on the Board as described in the Partnership’s prospectus for its initial public offering, which was filed with the Securities and Exchange Commission on September 15, 2016, provided that each non-employee director’s annual cash retainer for fiscal year 2016 will be pro-rated to reflect his or her actual length of service during the year. In connection with his or her appointment, to the Board, each non-employee director also received a one-time grant of restricted common units under the Partnership’s 2016 Long-Term Incentive Plan with an aggregate value of $120,000. The form of Non-Employee Director Restricted Unit Agreement under the Partnership’s 2016 Long-Term Incentive Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Mr. Salinas was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Salinas that would be reportable under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 2, 2016 announcing results for the fiscal quarter ended September 30, 2016.
10.1	Form of Non-Employee Director Restricted Unit Agreement under the Partnership’s 2016 Long-Term Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP

Date:	November 2, 2016	By:	/s/ John F. Bookout, IV
John F. Bookout, IV
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated November 2, 2016 announcing results for the fiscal quarter ended September 30, 2016.
10.1	Form of Non-Employee Director Restricted Unit Agreement under the Partnership’s 2016 Long-Term Incentive Plan.